Exhibit 99.1

NEWS RELEASE

Media Contact: Eva Schmitz 812.306.2424 evaschmitz@berryplastics.com	Investor Contact: Dustin Stillwell 812.306.2964 dustinstillwell@berryplastics.com

FOR IMMEDIATE RELEASE

Berry Plastics Group, Inc. Announces Tender Offer and Consent Solicitation for Any and All Outstanding 9.75 percent Second Priority Senior Secured Notes due 2021 of Berry Plastics Corporation

EVANSVILLE, Ind. — May 21, 2015 — Berry Plastics Group, Inc. (“Berry Group”) announced today the launch on May 21, 2015, by Berry Plastics Corporation, Berry Group’s wholly owned subsidiary (the “Issuer”), of a cash tender offer and consent solicitation with respect to any and all of the Issuer’s outstanding 9.75 percent Second Priority Senior Secured Notes due 2021 (the “Notes”) issued under an indenture dated as of November 19, 2010, (the “Indenture”). The Notes and other information relative to the tender offer and consent solicitation are set forth in the table below.

CUSIP	Outstanding Principal Amount (1)	Security	Consent Date	Tender Offer Consideration (2)	Consent Payment (3)	Total Consideration (2) (3)
085790AW3	$800,000,000	9.75% Second Priority Senior Secured Notes due 2021	5:00 p.m., New York City time, June 4, 2015	$1,072.50	$30.00	$1,102.50

(1)	As of May 15, 2015.
(2)	For each $1,000 principal amount of Notes, excluding accrued but unpaid interest thereon, which will be paid in addition to the Tender Offer Consideration or the Total Consideration, as applicable.
(3)	For each $1,000 principal amount of Notes tendered prior to the Consent Date.

In connection with the tender offer, the Issuer is soliciting the consents of the holders of the Notes to proposed amendments to the Indenture (the “Proposed Amendments”). The principal purpose of the consent solicitation and the Proposed Amendments is to eliminate substantially all of the restrictive covenants, eliminate or modify certain events of default and eliminate or modify related provisions contained in the Indenture. In order for the Proposed Amendments to be effective, holders of at least a majority of the outstanding aggregate principal amount of the Notes must consent to the Proposed Amendments. Holders who tender Notes are obligated to consent to the Proposed Amendments and holders may not deliver consents without tendering the related Notes.

Each holder who validly tenders its Notes and delivers consents to the Proposed Amendments prior to 5:00 p.m., New York City time, on June 4, 2015, unless such time is extended by the Issuer (the “Consent Date”), will receive, if such Notes are accepted for purchase pursuant to the tender offer, the total consideration of $1,102.50, which includes $1,072.50 as the tender offer consideration and $30.00 as a consent payment. In addition, accrued interest up to, but not including, the applicable payment date of the Notes will be paid in cash on all validly tendered and accepted Notes.

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The tender offer is scheduled to expire at midnight, New York City time, on June 18, 2015, unless extended (the “Expiration Date”). Tendered Notes may be withdrawn and consents may be revoked at any time prior to the Consent Date but not thereafter, subject to limited exceptions. Holders who validly tender their Notes and deliver their consents after the Consent Date will receive only the tender offer consideration and will not be entitled to receive a consent payment if such Notes are accepted for purchase pursuant to the tender offer.

The Issuer reserves the right, at any time or times following the Consent Date but prior to the Expiration Date (such time, the “Early Acceptance Time”), to accept for purchase all the Notes validly tendered prior to the Early Acceptance Time. If the Issuer elects to exercise this option, it will pay the total consideration for the Notes accepted for purchase at the Early Acceptance Time on such date or dates (each such date, the “Early Payment Date”) promptly following the Early Acceptance Time. Also on the Early Payment Date, the Issuer will pay accrued and unpaid interest up to, but not including, the Early Payment Date on the Notes accepted for purchase at the Early Acceptance Time. The Issuer currently expects that the Early Payment Date will be June 5, 2015.

Subject to the terms and conditions of the tender offer and the consent solicitation, the Issuer will, at such time or times after the Expiration Date (such time, the “Final Acceptance Time”), accept for purchase all the Notes validly tendered prior to the Expiration Date (or if the Issuer has exercised its early purchase option described above, all the Notes validly tendered after the Early Acceptance Time and prior to the Expiration Date). The Issuer will pay the total consideration or tender offer consideration for the Notes accepted for purchase at the Final Acceptance Time on such date or dates (each such date, the “Final Payment Date”) promptly following the Final Acceptance Time. Also on the Final Payment Date, the Issuer will pay accrued and unpaid interest up to, but not including, the Final Payment Date on the Notes accepted for purchase at the Final Acceptance Time. The Issuer currently expects that the Final Payment Date will be June 19, 2015.

The consummation of the tender offer and the consent solicitation is conditioned upon, among other things, (i) the issuance of an aggregate principal amount of new second priority senior secured notes acceptable to the Issuer in its sole discretion, with terms (including economic terms) acceptable to the Issuer in its sole discretion, to permit the closing of the tender offer, consent solicitation, redemption of the Notes, if required, and related transactions, and the availability of proceeds from the issuance of the new notes necessary to pay the applicable total consideration and interest to the Early Payment Date or the Final Payment Date, as the case may be, for validly tendered Notes and/or to redeem Notes, if required (including any applicable premiums and fees and expenses), and (ii) the receipt of the consents of holders of at least a majority of the outstanding aggregate principal amount of the Notes to the Proposed Amendments, and the execution of the supplemental indenture giving effect to the Proposed Amendments.

If any of the conditions are not satisfied, the Issuer may terminate the tender offers and return tendered Notes. The Issuer has the right to waive any of the foregoing conditions with respect to the Notes. In addition, the Issuer has the right, in its sole discretion, to terminate the tender offer and/or the consent solicitation at any time, subject to applicable law.

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This announcement shall not constitute an offer to purchase or a solicitation of an offer to sell any securities. The complete terms and conditions of the tender offer and consent solicitation are set forth in an Offer to Purchase and Consent Solicitation Statement dated May 21, 2015 and the related Consent and Letter of Transmittal (the “Offer Documents”) that are being sent to holders of the Notes. The tender offer and consent solicitation are being made only through, and subject to the terms and conditions set forth in, the Offer Documents and related materials.

Citigroup Global Markets Inc. will act as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Questions regarding the tender offer or consent solicitation may be directed to Liability Management Group at (800) 558-3745 (toll-free) or at (212) 723-6106 (collect).

Global Bondholder Services Corporation will act as the Information Agent for the tender offer and consent solicitation. Requests for the Offer Documents may be directed to Global Bondholder Services Corporation at 212-430-3774 (for brokers and banks) or (866) 470-4300 (for all others).

Neither the Board of Directors of Berry Group or the Issuer, nor any other person, makes any recommendation as to whether holders of Notes should tender their Notes or provide the related consents, and no one has been authorized to make such a recommendation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents, and if they decide to do so, the principal amount of the Notes to tender. Holders of the Notes should read carefully the Offer Documents and related materials before any decision is made with respect to the tender offer and consent solicitation.

About Berry Plastics

Berry Plastics Group, Inc. is a leading provider of value-added plastic consumer packaging and engineered materials delivering high-quality customized solutions to our customers with annual net sales of $5.0 billion in fiscal 2014. With world headquarters in Evansville, Indiana, the Company’s common stock is listed on the New York Stock Exchange under the ticker symbol BERY. For additional information, visit the Company’s website.

Forward Looking Statements

Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the companies to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ Securities and Exchange Commission filings. The companies do not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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